Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Trident Digital Tech Holdings Ltd for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, NY

February 13, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com